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                                                                   EXHIBIT 24(b)


                          CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-8 (Registration Nos. 33-73446, 33-04495 and 333-20819) of Cantel Industries, Inc. of our report dated May 3, 1996 relating to the financial statements of MediVators, Inc. for the year ended July 31, 1995 appearing in this Annual Report on Form 10-K.

PRICE WATERHOUSE LLP
Minneapolis, Minnesota
October 20, 1997